Exhibit 99.1


                                 PRESS RELEASE


                        J2 Communications Delisting from
                       The Nasdaq SmallCap Market Affirmed


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Los Angeles, California. July 29, 2002.

     J2 Communications (NASDAQSC: JTWO), owner of the National Lampoon trademark, announced today that Nasdaq had denied the appeal of the delisting of the Company's common stock from the Nasdaq SmallCap Market. The Company's common stock trades on the Over-the-Counter (OTC) Bulletin Board.

     On March 22, 2002, the Nasdaq Listing Qualifications Panel notified the Company of its delisting determination. The Company requested the Nasdaq Listing and Hearing Review Council to review the Panel's delisting determination. On July 2, 2002, the Council notified the Company that it had affirmed the Panel's decision and on July 26, 2002 Nasdaq notified the Company that the NASD Board had declined to call the Council's decision for review.

     The Company does not expect Nasdaq's determination to have any impact on its day-to-day operations.

     The Company will file a copy of this press release with its filings with the Securities and Exchange Commission, which filings are available on the SEC's website at sec.gov.

                             About J2 Communications

     J2 Communications (NASDAQSC: JTWO) owns National Lampoon, one of the leading brands in comedy. National Lampoon is active in a broad array of entertainment activities, including feature films, television programming, interactive entertainment, home video, comedy audio CD's and book publishing.

For more information contact:                        James P. Jimirro
                                                     310/474-5252


                           Forward-looking Statements

     This press release contains forward-looking statements which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.